UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549 ______________________

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 21, 2009

ASPEN EXPLORATION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-9494	84-0811316
State of	Commission File	IRS Employer
Incorporation	Number	Identification No.

2050 S. Oneida St., Suite 208, Denver, CO 80224-2426
Address of principal executive offices

303-639-9860 Telephone number, including Area code Not applicable Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 – Entry Into a Material Definitive Agreement.

     On July 21, 2009 the employment agreement between Aspen Exploration Corporation (“Aspen”) and R.V. Bailey, the Company’s Chief Executive Officer and Chairman of the Board, was extended through December 31, 2009. The extension is effective as of August 1, 2009. Mr. Bailey’s employment agreement was entered into by the parties on March 25, 2009 (but effective as of January 1, 2009) and was to terminate on July 31, 2009. Mr. Bailey is expected to actively participate in certain on-going corporate matters such as matters necessary to finalize the sale of Aspen’s California oil and gas assets, other issues stemming from that transaction, and assisting Aspen identify other potential business opportunities. The material terms of Mr. Bailey’s employment agreement are described in a Current Report on Form 8-K dated March 25, 2009. Except for extending the term of the employment agreement no other material terms of Mr. Bailey’s employment agreement were amended by the extension.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     As described in Item 1.01 above, effective August 1, 2009 the term of Mr. Bailey’s employment agreement was extended through December 31, 2009.

Item 9.01 – Financial Statements and Exhibits.

(d)         Exhibits

10.1	Employment Agreement Extension between Aspen Exploration Corporation and R.V. Bailey.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 23rd day of July 2009.

Aspen Exploration Corporation

By:	/s/ R.V. Bailey
R.V. Bailey, Chief Executive Officer